As filed with the Securities and Exchange Commission on October 4, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________

NEUROGEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	22-2845714
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

35 Northeast Industrial Road Branford, Connecticut	06405
(Address of Principal Executive Offices)	(Zip Code)

Neurogen Corporation 2000 Non-Employee Directors Stock Option Program
(Full title of the plan)

Stephen R. Davis, Esq.
Executive Vice President and Chief Business Officer
Neurogen Corporation
35 Northeast Industrial Road
Branford, Connecticut 06405
(Name and address of agent for service)

(203) 488-8201
(Telephone number, including area code, of agent for service)

Copies to:

Robert B. Williams, Esq.
Milbank, Tweed , Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York , New York 10005
(212) 530-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Common Stock, par value $.025 per share (1)	170,000	$ 6.225	$ 1,058,250	$ 134.08

(1) This Registration Statement shall also cover any additional shares of common stock that become issuable under the Neurogen Corporation 2000 Non-Employee Directors Stock Option Program, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of the Registrant’s common stock as reported on the Nasdaq National Market on September 27 , 2004 .

PART II

 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 170,000 shares of our common stock that may be issued pursuant to our Neurogen Corporation 2000 Non-Employee Directors Stock Option Program, as amended (the “Program”). A total of 400,000 shares of our common stock issuable under the Program have been previously registered pursuant to our Registration Statements on Form S-8 filed with the Securities and Exchange Commission on September 21, 2000 (Registration No. 333-46324) and August 19, 2002 (Registration No. 333-98307). In accordance with the provisions of General Instruction E to Form S-8, the information contained therein is incorporated herein by reference.

ITEM 8. EXHIBITS

Exhibit Number	Description

4.1

Neurogen Corporation 2000 Non-Employee Directors Stock Option Program, as amended (incorporated by reference to Appendix B of the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 000-18311) filed on July 12, 2004 ).

5.1	Opinion of Milbank, Tweed , Hadley & McCloy LLP, Counsel to Registrant.

23.1	Consent of Milbank, Tweed , Hadley & McCloy LLP (contained in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Branford , State of Connecticut , on October 4, 2004.

NEUROGEN CORPORATION

By: /s/ STEPHEN R. DAVIS
Stephen R. Davis
Executive Vice President and Chief Business Officer

POWER OF ATTORNEY

KNOW ALL YE PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William H. Koster and Stephen R. Davis, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ FRANK C. CARLUCCI Frank C. Carlucci	Chairman of the Board and Director	October 4, 2004

/s/ WILLIAM H. KOSTER William H. Koster (Principal Executive Officer)	President, Chief Executive Officer and Director	October 4, 2004

/s/ STEPHEN R. DAVIS Stephen R. Davis (Principal Financial and Accounting Officer)	Executive Vice President, Chief Business Officer and Director	October 4, 2004

/s/ FELIX J. BAKER Felix J. Baker	Director	October 4, 2004

/s/ JULIAN C. BAKER Julian C. Baker	Director	October 4, 2004

/s/ ERAN BROSHY Eran Broshy	Director	October 4, 2004

/s/ ROBERT N. BUTLER Robert N. Butler	Director	October 4, 2004

/s/ STEWART HEN Stewart Hen	Director	October 4, 2004

/s/ JONATHAN S. LEFF Jonathan S. Leff	Director	October 4, 2004

/s/ MARK NOVITCH Mark Novitch	Director	October 4, 2004

/s/ CRAIG SAXTON Craig Saxton	Director	October 4, 2004

/s/ JOHN SIMON John Simon	Director	October 4, 2004

/s/ SUZANNE H. WOOLSEY Suzanne H. Woolsey	Director	October 4, 2004

INDEX TO EXHIBITS

Exhibit Number	Description of Document

4.1

Neurogen Corporation 2000 Non-Employee Directors Stock Option Program, as amended (incorporated by reference to Appendix B of the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 000-18311) filed on July 12, 2004).

5.1	Opinion of Milbank, Tweed , Hadley & McCloy LLP, Counsel to Registrant.

23.1	Consent of Milbank, Tweed , Hadley & McCloy LLP (contained in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (included on signature page).